               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                         FORM 8-K


                    CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):

                     April 3, 1997



                   MEDICAL RESOURCES, INC.
     (Exact name of registrant as specified in its charter)



     Delaware             0-20440             13-3584552
   (State or other       (Commission            (I.R.S.Employer
   jurisdiction)          File Number)         Identification
                                                  No.)


155 State Street, Hackensack, New Jersey   07601
(Address of principal executive offices)   (Zip Code)


  Registrant's telephone number, including area code (201) 488-
6230


                        N/A

(Former name and former address, if changed since last report)

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Item 5.   Other Events

     Medical Resources, Inc. (the "Company"), by letter dated April 3, 1997, offered to acquire U.S. Diagnostic Inc. ("USDL") in a merger transaction in which USDL shareholders would receive $6.25 per share payable in Medical Resources common stock. The offer was made in response to a solicitation of interest made by USDL's financial advisor, who the Company understands, has been retained to explore the possible sale of USDL. The merger would be subject to, among other conditions, the negotiation and execution of definitive documentation, the satisfactory resolution of pending litigation between USDL and its shareholders and any investigation or inquiry by the SEC, NASD or other regulatory agency involving USDL, as well as the satisfactory completion by the Company of a due diligence review of USDL.
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                              SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   MEDICAL RESOURCES, INC.
                                   Registrant


                                   By: /s/ Stephen M. Davis
                                       ---------------------
                                       Secretary


Date:  April 3, 1997


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